Exhibit 99.1

LRR Energy, L.P. Announces Third Quarter 2014 Results

Houston, Texas (October 30, 2014) - LRR Energy, L.P. (NYSE: LRE) (“LRR Energy”) announced today its operating and financial results for the three and nine months ended September 30, 2014.

Eric Mullins, Chairman and Co-Chief Executive Officer, commented, “Overall we are pleased with our third quarter 2014 results. Despite slightly lower production volumes during the quarter, adjusted EBITDA, distributable cash flow and distribution coverage ratio increased as compared to the second quarter of 2014.”

Selected Financial and Operating Information

A summary of selected financial and operating information follows. For consolidated financial statements for the three and nine months ended September 30, 2014, please see the accompanying tables on pages 7-9.

	Three Months Ended	Nine Months Ended
	September 30, 2014	September 30, 2014
	(unaudited)
	(in thousands, except distribution coverage ratio)

Oil, natural gas and natural gas liquids sales	$28,571	$90,869
Gain (loss) on commodity derivative instruments, net (1)	$19,771	$821
Total revenues	$48,382	$91,801
Lease operating expense	$6,024	$18,688
Production and ad valorem taxes	$2,172	$6,820
General and administrative expense	$2,629	$8,510
Interest expense	$2,551	$7,667
Net income (loss)	$26,232	$21,589
Net income (loss) available to unitholders	$26,232	$21,589
Net income (loss) per limited partner unit	$0.95	$0.80

Capital expenditures	$8,746	$25,840
Adjusted EBITDA (2)	$20,845	$61,522
Distributable cash flow (2)	$13,119	$38,307

Cash distribution - common unitholders	$11,599	$32,753
Cash distribution - all unitholders	$13,839	$40,542
Distribution coverage ratio - common unitholders(2)	1.13	1.17
Distribution coverage ratio - all unitholders(2)	0.95	0.94

(1)         See commodity derivative settlements on page 6.

(2)         Non-GAAP financial measure. See reconciliation of non-GAAP financial measures beginning on page 10.

	Three Months Ended	Nine Months Ended
	September 30, 2014	September 30, 2014

Average net production (Boe/d)	6,304	6,363
Average cost per Boe:
Lease operating expense	$10.39	$10.76
Production and ad valorem taxes	$3.74	$3.93
General and administrative expense	$4.53	$4.90

LRR Energy’s average net production for the three and nine months ended September 30, 2014 was negatively impacted by flaring at our Red Lake field of approximately 25 Boe/d and 40 Boe/d, respectively. During the third quarter, production at our non-operated Putnam field was approximately 85 Boe/d below our expectations because of delayed drilling activity and new well production performance. Due to flooding, production at our Corral Canyon field was negatively impacted by approximately 25 Boe/d during the third quarter. Finally, production at our non-operated Corral Canyon field was approximately 20 Boe/d below our third quarter expectations because of the deferment of drilling a well. Normal operations at our Corral Canyon field resumed on October 9, 2014. LRR Energy’s October 2014 average net production through October 24, 2014 was approximately 6,525 Boe/d.

Recent Events

As of October 30, 2014, LRR Energy had $233 million of outstanding borrowings under its revolving credit facility and $50 million of outstanding borrowings under its term loan. LRR Energy’s current liquidity position is approximately $39 million consisting of $27 million of availability under our revolving credit facility and approximately $12 million of available cash on hand. Management believes cash flow from operations, the capacity under the revolving credit facility and the proceeds from its current At-the-Market Offering Program will provide ample financial flexibility to execute its 2014 capital program and distribution strategy.

On October 17, 2014, LRR Energy announced that the Board of Directors of its general partner declared an increased cash distribution for the third quarter of 2014 of $0.4975 per outstanding unit, or $1.99 on an annualized basis. The distribution will be paid on November 14, 2014 to all unitholders of record as of the close of business on October 31, 2014. The declaration represents the ninth consecutive increase to LRR Energy’s quarterly distribution.

Revised 2014 Guidance

LRR Energy has revised its full year 2014 guidance based on actual results for the nine months ended September 30, 2014 and a decreased capital development program for the second half of 2014. The majority of the $2.5 million capital decrease is due to expected lower non-operated development activity at our Putnam and Corral Canyon fields. Based on current estimates, and assuming no future acquisitions, LRR Energy’s revised full year 2014 guidance is as follows:

	Previous	Revised
Daily Production (Boe/d)	6,450-6,550	6,400-6,450

LOE ($/Boe)	$10.75-$11.00	$10.75-$11.00

Capital Expenditures ($MM)	$37.5	$35.0

The guidance above sets forth management’s best estimate based on current and anticipated market conditions and other factors. While management believes that these estimates and assumptions are reasonable, they are inherently uncertain and are subject to, among other things, significant business, economic, regulatory, environmental and competitive risks and uncertainties that could cause actual results to differ materially from those management anticipates, as set forth under “Forward-Looking Statements.”

Commodity Derivative Contracts

As of September 30, 2014, LRR Energy had the following outstanding derivative contracts.

	Index	2014	2015	2016	2017	2018
Natural gas positions
Price swaps (MMBTUs)	NYMEX-HH	1,462,599	5,500,236	5,433,888	5,045,760	2,374,800
Weighted average price		$5.61	$5.72	$4.29	$4.61	$4.28

Basis swaps (MMBTUs)	(1)	1,412,369	5,326,559	2,877,047	—	—
Weighted average price		$(0.1534)	$(0.1661)	$(0.1115)	$—	$—

Oil positions
Price swaps (BBLs)	NYMEX-WTI	204,595	757,321	610,131	266,574	65,280
Weighted average price		$96.14	$93.16	$87.27	$86.06	$86.45

Basis swaps (BBLs)	Argus-	95,570	397,035	—	—	—
Weighted average price	Midland-Cushing	$(1.0000)	$(3.4087)	$—	$—	$—

NGL positions
Price swaps (BBLs)	Mont Belvieu	66,569	236,149	—	—	—
Weighted average price		$34.71	$34.46	$—	$—	$—

(1)         Our natural gas basis swaps are traded on the following indices: Centerpoint East, Houston Ship Channel, WAHA and TEXOK.

Subsequent to September 30, 2014, LRR Energy acquired the following commodity hedges.

	Index	2017	2018

Oil positions
Price swaps (BBLs)	NYMEX-	118,286	183,920
Weighted average price	WTI	83.75	$83.43

Quarterly Report on Form 10-Q

LRR Energy expects to file its Quarterly Report on Form 10-Q with the Securities and Exchange Commission no later than November 10, 2014. The 10-Q will be available on the Investor

Relations page of LRR Energy’s website, www.lrrenergy.com, or from the Securities and Exchange Commission website, www.sec.gov.

Webcast and Conference Call

LRR Energy will host a webcast and conference call on Friday, October 31, 2014, at 10:00 a.m. Eastern time (9:00 a.m. Central time) to discuss these results. Interested parties are invited to participate in the call by dialing 1-877-493-8071 (conference ID: 14656771). It is recommended that participants dial in approximately 10 minutes prior to the start of the conference call. Participants may access the webcast from LRR Energy’s website, www.lrrenergy.com, under the tab for “Investor Relations.”

A telephonic replay will be available after the call through November 14, 2014. Participants may access this replay by dialing 1-800-585-8367 (conference ID: 14656771).

About LRR Energy, L.P.

LRR Energy is a Delaware limited partnership formed in April 2011 by affiliates of Lime Rock Resources to operate, acquire, exploit and develop producing oil and natural gas properties in North America. LRR Energy’s properties are located in the Permian Basin region in West Texas and Southeast New Mexico, the Mid-Continent region in Oklahoma and East Texas and the Gulf Coast region in Texas.

Forward-Looking Statements

This press release includes “forward-looking statements” — that is, statements related to future events. Forward-looking statements are based on the current expectations of LRR Energy and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business, operational and financial performance, and often contain words such as “may,” “predict,” “pursue,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “target,” “continue,” “potential,” “should,” “could” and other similar words. Forward-looking statements involve certain risks and uncertainties, and ultimately may not prove to be accurate. These risks and uncertainties include, among other things, a decline in oil, natural gas or NGL prices, the risk and uncertainties involved in producing oil and natural gas, competition in the oil and natural gas industry, governmental regulations and other factors. Actual results and future events could differ materially from those anticipated or implied in the forward-looking statements due to the factors described under the captions “Risk Factors” in LRR Energy’s Annual Report on Form 10-K for the year ended December 31, 2013 and LRR Energy’s subsequent filings with the SEC. All forward-looking statements speak only as of the date of this press release. LRR Energy does not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement.

Investor Contacts:

Angelique Brou

Financial Reporting Manager

(713) 345-2145

abrou@lrrenergy.com

Jaime Casas

Chief Financial Officer

(713) 345-2126

jcasas@lrrenergy.com

LRR Energy, L.P.

Selected Operating Data

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Production:
Oil (MBbls)	219	216	653	614
Natural gas (MMcf)	1,609	1,849	4,897	5,500
NGLs (MBbls)	93	84	268	229
Total (MBoe)	580	608	1,737	1,760
Average net production (Boe/d)	6,304	6,609	6,363	6,447

Average sales price:
Oil (per Bbl):
Sales price	$87.94	$102.96	$91.53	$92.37
Effect of settled commodity derivative instruments	2.96	(9.76)	(0.43)	(2.92)
Realized price	$90.90	$93.20	$91.10	$89.45
Natural gas (per Mcf):
Sales price	$4.07	$3.55	$4.53	$3.70
Effect of settled commodity derivative instruments	1.22	1.40	0.82	1.40
Realized price	$5.29	$4.95	$5.35	$5.10
NGLs (per Bbl):
Sales price	$29.83	$31.61	$33.21	$31.29
Effect of settled commodity derivative instruments	(0.22)	3.83	(1.88)	4.88
Realized price	$29.61	$35.44	$31.33	$36.17

Average cost per Boe:
Lease operating expenses	$10.39	$9.87	$10.76	$10.27
Production and ad valorem taxes	3.74	4.00	3.93	3.68
Depletion and depreciation	15.02	15.67	14.89	16.92
General and administrative expenses	4.53	4.39	4.90	5.04

Derivative instrument settlements and amortization (in thousands):
Commodity	2,594	$801	3,231	$7,049
Interest rate	(238)	$(184)	(642)	$(536)

LRR Energy, L.P.

Consolidated Condensed Statement of Operations

 (in thousands, except per unit amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues:
Oil sales	$19,258	$22,239	$59,768	$56,714
Natural gas sales	6,542	6,564	22,206	20,364
Natural gas liquids sales	2,771	2,655	8,895	7,165
Gain (loss) on commodity derivative instruments, net	19,771	(6,282)	821	5
Other income	40	19	111	106
Total revenues	48,382	25,195	91,801	84,354

Operating expenses:
Lease operating expense	6,024	6,005	18,688	18,072
Production and ad valorem taxes	2,172	2,434	6,820	6,478
Depletion and depreciation	8,711	9,533	25,856	29,772
Accretion expense	519	486	1,532	1,433
Loss (gain) on settlement of asset retirement obligations	10	(1)	71	334
General and administrative expense	2,629	2,669	8,510	8,866
Total operating expenses	20,065	21,126	61,477	64,955

Operating income (loss)	28,317	4,069	30,324	19,399

Other income (expense), net Interest expense	(2,551)	(2,349)	(7,667)	(6,863)
Gain (loss) on interest rate derivative instruments, net	492	(1,401)	(930)	1,371
Other income (expense), net	(2,059)	(3,750)	(8,597)	(5,492)

Income (loss) before taxes	26,258	319	21,727	13,907
Income tax expense	(26)	(35)	(138)	(102)
Net income (loss)	$26,232	$284	$21,589	$13,805
Net loss (income) attributable to common control operations	—	—	—	(448)
Net income (loss) available to unitholders	$26,232	$284	$21,589	$13,357

Computation of net income (loss) per limited partner unit:

General partners’ interest in net income (loss)	$26	$—	$22	$13

Limited partners’ interest in net income (loss)	$26,206	$284	$21,567	$13,344

Net income (loss) per limited partner unit (basic and diluted)	$0.95	$0.01	$0.80	$0.53

Weighted average number of limited partner units outstanding (basic and diluted)	27,481	26,169	26,856	25,098

LRR Energy, L.P.

Consolidated Condensed Statement of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$21,589	$13,805
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depletion and depreciation	25,856	29,772
Accretion expense	1,532	1,433
Amortization of equity awards	819	391
Amortization of derivative contracts	510	746
Amortization of deferred financing costs and other	313	290
Loss (gain) on settlement of asset retirement obligations	71	334
Changes in operating assets and liabilities:
Change in receivables	598	(3,317)
Change in prepaid expenses	(1,515)	(230)
Change in derivative assets and liabilities	2,698	5,137
Change in amounts due to/from affiliates	(6,015)	(4,270)
Change in accrued liabilities and deferred tax liabilities	1,838	3,618
Net cash provided by (used in) operating activities	48,294	47,709

CASH FLOWS FROM INVESTING ACTIVITIES
Development of oil and natural gas properties	(25,840)	(24,857)
Disposition of oil and natural gas properties	50	—
Net cash provided by (used in) investing activities	(25,790)	(24,857)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under revolving credit facility	30,000	45,000
Principal payments on revolving credit facility	(30,000)	(28,000)
Equity offering, net of expenses	23,419	59,513
Distributions	(39,589)	(36,125)
Distribution to Lime Rock Resources	—	(60,672)
Contribution to Lime Rock Resources	—	(734)
Net cash provided by (used in) financing activities	(16,170)	(21,018)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	6,334	1,834

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	4,417	3,467

CASH AND CASH EQUIVALENTS, END OF PERIOD	$10,751	$5,301

Supplemental disclosure of non-cash items to reconcile investing and financing activities Property and equipment:
Accrued capital costs	$2,125	$2,892
Asset retirement obligations	(235)	(417)

LRR Energy, L.P.

Consolidated Condensed Balance Sheet

(in thousands, except unit amounts)

(unaudited)

	September 30, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$10,751	$4,417
Accounts receivable	9,269	9,867
Commodity derivative instruments	14,508	9,726
Due from affiliates	5,760	—
Prepaid expenses	2,858	1,603
Total current assets	43,146	25,613
Property and equipment (successful efforts method)	904,497	876,674
Accumulated depletion, depreciation and impairment	(457,732)	(431,837)
Total property and equipment, net	446,765	444,837
Commodity derivative instruments	7,722	16,746
Deferred financing costs, net of accumulated amortization and other	1,100	1,154
TOTAL ASSETS	$498,733	$488,350
LIABILITIES AND UNITHOLDERS’ EQUITY
Current liabilities:
Accrued liabilities	$4,094	$2,300
Accrued capital cost	4,507	2,574
Due to affiliates	—	255
Commodity derivative instruments	510	2,217
Interest rate derivative instruments	1,781	648
Asset retirement obligations	510	488
Total current liabilities	11,402	8,482
Long-term liabilities:
Commodity derivative instruments	559	174
Interest rate derivative instruments	709	1,554
Term loan	50,000	50,000
Revolving credit facility	200,000	200,000
Asset retirement obligations	37,479	35,838
Deferred tax liabilities	88	44
Total long-term liabilities	288,835	287,610
Total liabilities	300,237	296,092
Unitholders’ equity:
General partner (22,400 units issued and outstanding as of September 30, 2014 and December 31, 2013)	290	303
Public common unitholders (19,078,939 units issued and outstanding as of September 30, 2014 and 17,710,334 units issued and outstanding as of December 31, 2013)	193,516	181,290
Affiliated common unitholders (4,089,600 units issued and outstanding as of September 30, 2014 and 1,849,600 units issued and outstanding as of December 31, 2013)	2,088	2,093
Subordinated unitholders (4,480,000 units issued and outstanding as of September 30, 2014 and 6,720,000 units issued and outstanding as of December 31, 2013)	2,602	8,572
Total unitholders’ equity	198,496	192,258
TOTAL LIABILITIES AND UNITHOLDERS’ EQUITY	$498,733	$488,350

LRR Energy, L.P.

Non-GAAP Reconciliation

(in thousands)

(unaudited)

LRR Energy defines Adjusted EBITDA as net income (loss) plus or minus income tax expense; interest expense-net, including loss (gain) on interest rate derivative instruments, net; depletion and depreciation; accretion of asset retirement obligations; amortization of equity awards; loss (gain) on settlement of asset retirement obligations; loss (gain) on commodity derivative instruments, net; commodity derivative instrument net cash settlements; impairment of oil and natural gas properties; and other non-recurring items that LRR Energy deems appropriate.

Adjusted EBITDA is used as a supplemental financial measure by LRR Energy’s management and by external users of its financial statements, such as investors, commercial banks, research analysts and others, to assess LRR Energy’s financial performance as compared to that of other companies and partnerships in the industry, without regard to financing methods, capital structure or historical cost basis.

Distributable Cash Flow is defined as Adjusted EBITDA less cash income tax expense; cash interest expense; and estimated maintenance capital. Distribution Coverage Ratio-common unitholders is defined as the ratio of Distributable Cash Flow to the total quarterly distribution payable on all of LRR Energy’s outstanding common units. Distribution Coverage Ratio-all unitholders is defined as the ratio of Distributable Cash Flow to the total quarterly distribution payable on all of LRR Energy’s outstanding common, subordinated and general partner units.

Distributable Cash Flow and the Distribution Coverage Ratio-common and all unitholders are used as supplemental financial measures by LRR Energy’s management and by external users of its financial statements, such as investors, commercial banks, research analysts and others to compare basic cash flows generated by LRR Energy (prior to the establishment of any retained cash reserve by its general partner) to the cash distributions it expects to pay its unitholders. Distributable Cash Flow and the Distribution Coverage Ratio-common and all unitholders are also important financial measures for LRR Energy’s unitholders as they serve as indicators of its success in providing a cash return on investment. Specifically, these metrics indicate to investors whether or not LRR Energy is generating cash flow at a level that can sustain or support an increase in its quarterly distribution rates. Distributable Cash Flow and the Distribution Coverage Ratio-common and all unitholders are quantitative standards used throughout the investment community with respect to publicly traded partnerships and limited liability companies because the yield is based on the amount of cash distributions the entity pays to a unitholder compared to the unit price.

LRR Energy’s management believes that Adjusted EBITDA, Distributable Cash Flow and the Distribution Coverage Ratio-common and all unitholders are useful to investors because these measures are used by many partnerships in the industry as measures of operating and financial performance and are commonly employed by financial analysts and others to evaluate its operating and financial performance from period to period and to compare it with the performance of other publicly traded partnerships within the industry. Adjusted EBITDA, Distributable Cash Flow and the Distribution Coverage Ratio-common and all unitholders should not be considered alternatives to net income, operating income or any other measures of financial performance presented in accordance with GAAP. LRR Energy’s Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio-common and all unitholders may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDA, Distributable Cash Flow or the Distribution Coverage Ratio-common and all unitholders in the same manner. The following table presents a reconciliation of Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio-common and all unitholders to net income (loss), LRR Energy’s most directly comparable GAAP financial performance measure, for the three and nine months ended September 30, 2014 and 2013.

LRR Energy, L.P.

Non-GAAP Reconciliation

(continued)

(in thousands, except distribution coverage ratio)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Net income (loss)	$26,232	$284	$21,589	$13,805
Income tax expense	26	35	138	102
Interest expense-net, including loss (gain) on interest rate derivative instruments, net	2,059	3,750	8,597	5,492
Depletion and depreciation	8,711	9,533	25,856	29,772
Accretion of asset retirement obligations	519	486	1,532	1,433
Amortization of equity awards	285	138	819	391
Loss (gain) on settlement of asset retirement obligations	10	(1)	71	334
Loss (gain) on commodity derivative instruments, net	(19,771)	6,282	(821)	(5)
Commodity derivative instrument net cash settlements	2,774	1,039	3,741	7,795
Impairment of oil and natural gas properties	—	—	—	—
Adjusted EBITDA	$20,845	$21,546	$61,522	$59,119

Adjusted EBITDA	20,845	21,546	61,522	59,119
Income tax expense	(9)	(35)	(97)	(108)
Cash interest expense	(2,717)	(2,438)	(8,118)	(7,054)
Estimated maintenance capital (1)	(5,000)	(5,075)	(15,000)	(15,225)
Distributable Cash Flow	$13,119	$13,998	$38,307	$36,732

Cash distribution - common unitholders	$11,599	$9,481	$32,753	$28,298
Cash distribution - all unitholders	$13,839	$12,768	$40,542	$38,108
Distribution coverage Ratio - common unitholders	1.13	1.48	1.17	1.30
Distribution coverage Ratio - all unitholders	0.95	1.10	0.94	0.96

(1)         Amount represents pro-rated capital for the period. Estimated maintenance capital expenditures as defined by our partnership agreement represent our estimate of the amount of capital required on average per year to maintain our production over the long term.